Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

March 3, 2023

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103-1410

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Dolby Laboratories, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 10,500,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), consisting of (i) 9,000,000 shares of the Company’s Class A common stock reserved for issuance pursuant to the Company’s Amended and Restated 2020 Stock Plan (the “Plan”), and (ii) 1,500,000 shares of the Company’s Class A common stock reserved for issuance pursuant to the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”). As the Company’s legal counsel, we have reviewed the actions proposed to be taken by the Company in connection with the issuance and sale of the Shares to be issued under the Plan and the ESPP.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plan and the ESPP and pursuant to the agreements that accompany the Plan and the ESPP, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

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